EXHIBIT 99.1


Right Management Consultants, Inc. Reports Revenue and Net Income for the Third Quarter Ended September 30, 2003

PHILADELPHIA, October 27, 2003 -- Right Management Consultants, Inc. (NYSE:
RHT), a global consulting firm specializing in career transition and organizational consulting services, today announced revenue and earnings for the third quarter and nine months ended September 30, 2003.

Third Quarter 2003 and 2002 -- For the quarter ended September 30, 2003, net income decreased 5% to $8.1 million, or $0.33 per diluted share, compared to net income of $8.6 million, or $0.35 per diluted share for the third quarter of 2002. Cash flow, defined as earnings before interest, taxes, depreciation and amortization, was $19.6 million for the quarter, compared with $22.9 million for the third quarter of 2002. Cash flow information is a non-GAAP measurement, however, it is included as management recognizes that certain investors use it as a measure of an entity's ability to fund its operations and growth and service its debt.

Revenue before reimbursed expenses for the quarter ended September 30, 2003 was $101.1 million, a 13% decrease compared to $116.2 million for the third quarter of 2002. The decrease in revenue principally reflects a decrease in same office career transition revenue in North America and Japan. Deferred revenue, primarily from the career transition business, was $53.4 million at September 30, 2003, a decrease of $5.6 million since June 30, 2003, principally in Europe. Right's organizational consulting business generated $16.5 million in company office revenue for the third quarter of 2003, a 9% decrease from $18.2 million in the third quarter of 2002.

The income tax rate for the quarter ended September 30, 2003 was 39% compared to 46% for the third quarter of 2002. The decrease reflects lower non-deductible costs in the current year as compared to 2002, as well as the impact of greater amounts of income being generated in lower tax jurisdictions in the current year.

First Nine Months of 2003 and 2002 - For the first nine months of 2003, net income increased 8% to $30.7 million, or $1.26 per diluted share, compared to net income of $28.4 million, or $1.16 per diluted share for the first nine months of 2002. Revenue before reimbursed expenses for the first nine months of 2003 was $339.4 million, consistent with the $339.3 million recorded for the first nine months of 2002. Deferred revenue decreased $19.3 million from December 31, 2002. Cash flow was $71.2 million for the first nine months of 2003, a 1% increase from $70.4 million for the first nine months of 2002.

Guidance for 2003 --Based on results for the first nine months of 2003, and management's outlook for the remainder of the year, the company is revising downward its previous full-year earnings per share and revenue estimates by approximately 5%. Earnings per share are now expected to approximate $1.70 and revenue is now expected to approximate $450 million for the full-year.

Richard J. Pinola, Chairman and Chief Executive Officer, said: "The third quarter was a challenging quarter, partly due to normal seasonality and softness in our Japanese career transition business. Our flexible business model is designed to adjust for volume changes, and I am confident we will be able to maintain our operating margins near current levels in this challenging environment, while providing the quality services for which Right is known."

Right Management Consultants, Inc.
October 27, 2003
Page 2


A Special Committee of Independent Directors of the Company is continuing its consideration of two acquisition proposals received by the Company. One is by an investor group comprised of Richard J. Pinola, Chairman and Chief Executive Officer, and certain senior executives of the Company together with an affiliate of Hellman & Friedman LLC, a private equity investment firm, to purchase all of the outstanding common shares, other than those being retained by members of the management group, for a cash price of $17.00 per share, and is set to expire on October 31, 2003. The other proposal was received from an unaffiliated party.

Right has scheduled a conference call today at 9:00 a.m. EST to discuss its results and guidance. You may participate by calling (612) 332-0345 at about 8:45 a.m. EST. You may also listen to the live call via Webcast at www.right.com under the section for "Investors" or at www.streetevents.com. You can hear a recording of the conference call starting on Monday October 27, 2003, at 1:00 p.m. EST through Friday, November 7, 2003, until 11:59 p.m. EST by calling (320) 365-3844 and giving access code 701784. Additionally, the call will be available via Webcast replay during the same period at www.right.com under the section for "Investors" or at www.streetevents.com.

Right Management Consultants offers services to corporations of all sizes through a global network of more than 300 service locations and the Internet. The company is a worldwide leader in customized career transition solutions and also offers a wide range of organizational consulting services, including talent management, leadership development and organizational performance services. In combination, the two lines of business enable Right to help businesses manage the entire life cycle of their employees.

Certain statements contained in this press release are or may be deemed to be "Forward-Looking Statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including discussion and analysis, results of operation, and business plans or strategies that are not statements of historical fact. Such Forward-Looking Statements involve known and unknown risks, uncertainties and other important factors set forth in the Company's periodic filings with the Securities and Exchange Commission regarding the Company's business, operations and competitive environment that may cause the actual results of the Company to be materially different from historical results or from any future results expressed or implied by such Forward-Looking Statements. Forward-Looking Statements also include projections of financial performance, statements regarding the economy, statements regarding business intentions about layoffs, statements regarding management's plans and objectives, and statements concerning any assumptions relating to the foregoing. These Forward-Looking Statements reflect management's opinions only as of the date hereof and the Company assumes no obligation to update.

                                      # # #

                                    CONTACT:
                Charles J. Mallon, EVP & Chief Financial Officer
                     G. Lee Bohs, EVP, Corporate Development
                       Right Management Consultants, Inc.
                                  215-988-1588

                          FINANCIAL TABLES, NEXT PAGES

Right Management Consultants, Inc.
October 27, 2003
Page 3



                                         Right Management Consultants, Inc.
                                                     (NYSE: RHT)
                          (Dollars and Shares in Thousands Except Earnings per Share Data)
                                                     (Unaudited)

                                                                   Quarter Ended               Nine Months Ended
                                                                   September 30,                 September 30,
                                                                   -------------                 -------------

                                                               2003            2002           2003           2002
                                                            ---------       ---------      ---------      ---------
Revenue:
Company office revenue                                      $  99,977       $ 114,635      $ 335,190      $ 334,007
Affiliate royalties                                             1,088           1,569          4,239          5,287
                                                            ---------       ---------      ---------      ---------
  Revenue before reimbursed expenses                          101,065         116,204        339,429        339,294
Reimbursed expenses                                             1,345           1,456          4,801          4,086
                                                            ---------       ---------      ---------      ---------
  Total revenue                                               102,410         117,660        344,230        343,380
                                                            ---------       ---------      ---------      ---------

Expenses:
Consultants' compensation                                      40,708          44,382        131,522        130,144
Office administration                                          29,164          30,900         92,042         86,088
Office sales and consulting support                             9,057          12,716         31,168         31,373
Office depreciation                                             2,592           2,323          7,805          6,269
General sales and administration (SG&A)                         3,906           6,811         18,292         25,406
Depreciation and amortization                                   2,454           1,980          7,288          5,458
                                                            ---------       ---------      ---------      ---------
  Total expenses                                               87,881          99,112        288,117        284,738
                                                            ---------       ---------      ---------      ---------

Income from operations                                         14,529          18,548         56,113         58,642

Net interest expense                                            1,357           1,415          4,338          3,299
                                                            ---------       ---------      ---------      ---------

Income before income taxes                                     13,172          17,133         51,775         55,343

Provision for income taxes                                      5,149           7,882         20,976         25,459

Minority interest in net income (loss) of subsidiaries            (79)            682             68          1,520
                                                            ---------       ---------      ---------      ---------

Net income                                                  $   8,102       $   8,569      $  30,731      $  28,364
                                                            =========       =========      =========      =========

Basic earnings per share                                    $    0.36       $    0.38      $    1.35      $    1.26
                                                            =========       =========      =========      =========

Diluted earnings per share                                  $    0.33       $    0.35      $    1.26      $    1.16
                                                            =========       =========      =========      =========


Basic weighted average number of shares outstanding            22,780          22,646         22,721         22,583
                                                            =========       =========      =========      =========


Diluted weighted average number of shares outstanding          24,414          24,375         24,302         24,377
                                                            =========       =========      =========      =========

Right Management Consultants, Inc.
October 27, 2003
Page 4


                                Right Management Consultants, Inc. (NYSE: RHT)
                                   Segment Information by Line of Business
                                      (Unaudited, Dollars in Thousands)

                                      Quarter Ended                           Nine Months Ended
                                       September 30,                             September 30,
                                       -------------                             -------------

                            Career                                     Career
                          Transition    Consulting    Consolidated   Transition    Consulting   Consolidated
                          ----------    ----------    ------------   ----------    ----------   ------------

2003
----
Company office
    revenue                $ 83,447      $ 16,530       $ 99,977      $278,291      $ 56,899      $335,190
                           ========      ========       ========      ========      ========      ========

Company office
    operating income       $ 20,056      ($   255)      $ 19,801      $ 74,522      $  2,932      $ 77,454
                           ========      ========       ========      ========      ========      ========

2002
----
Company office
     revenue               $ 96,417      $ 18,218       $114,635      $282,881      $ 51,126      $334,007
                           ========      ========       ========      ========      ========      ========

Company office
     operating income      $ 25,129      $    641       $ 25,770      $ 81,710      $  2,509      $ 84,219
                           ========      ========       ========      ========      ========      ========




          Company Office Information by Geography and Reconciliation to Income from Operations
                                   (Unaudited, Dollars in Thousands)

                                 Quarter Ended Sept. 30, 2003         Nine Months Ended Sept. 30, 2003
                                 ----------------------------         --------------------------------
                                  Company            Company             Company            Company
                                   Office             Office              Office             Office
                                  Revenue          Oper. Income          Revenue          Oper. Income
                                  -------          ------------          -------          ------------
North America                    $  51,909          $  19,333           $ 164,055          $  53,614
Europe                              34,510                728             122,245             18,126
Asia-Pacific                         4,411                582              13,604              2,651
Japan                                8,518               (757)             33,446              3,233
Brazil                                 629                (85)              1,840               (170)
                                 ---------          ---------           ---------          ---------
Total                            $  99,977             19,801           $ 335,190             77,454
                                 =========                              =========

Add Affiliate Royalties                                 1,088                                  4,239
Less:  SG&A                                             3,906                                 18,292
       Depr. & Amort                                    2,454                                  7,288
                                                    ---------                              ---------
Income from Operations                              $  14,529                              $  56,113
                                                    =========                              =========

Right Management Consultants, Inc.
October 27, 2003
Page 5



                           Right Management Consultants, Inc. (NYSE: RHT)
        Company Office Information by Geography and Reconciliation to Income from Operations
                                  (Unaudited, Dollars in Thousands)

                                 Quarter Ended Sept. 30, 2002      Nine Months Ended Sept. 30, 2002
                                 ----------------------------      --------------------------------
                                   Company          Company            Company          Company
                                    Office           Office             Office           Office
                                   Revenue        Oper. Income         Revenue        Oper. Income
                                   -------        ------------         -------        ------------
North America                     $ 58,044          $ 17,337          $192,324          $ 62,344
Europe                              32,102               404            84,159             5,668
Asia-Pacific                         5,347             1,348            15,081             3,792
Japan                               18,453             6,532            39,933            11,704
Brazil                                 689               149             2,510               711
                                  --------          --------          --------          --------
Total                             $114,635            25,770          $334,007            84,219
                                  ========                            ========

Add Affiliate Royalties                                1,569                               5,287
Less:  SG&A                                            6,811                              25,406
       Depr. & Amort                                   1,980                               5,458
                                                    --------                            --------
Income from Operations                              $ 18,548                            $ 58,642
                                                    ========                            ========

                                      Cash Flow Reconciliation
                                  (Unaudited, Dollars in Thousands)

                                         Quarter Ended Sept 30,         Nine Months Ended Sept. 30,
                                         2003             2002             2003             2002
                                       -------          -------          -------          -------
Income before income taxes             $13,172          $17,133          $51,775          $55,343
Interest expense, net                    1,357            1,415            4,338            3,299
Office depreciation                      2,592            2,323            7,805            6,269
Depreciation and amortization            2,454            1,980            7,288            5,458
                                       -------          -------          -------          -------
                                       $19,575          $22,851          $71,206          $70,369
                                       =======          =======          =======          =======


                  Condensed Consolidated Balance Sheet Data
                      (Unaudited, Dollars in Thousands)

                                    September 30, 2003     December 31, 2002
                                    ------------------     -----------------

Cash and cash equivalents               $ 16,984               $ 33,886
                                        ========               ========

Total assets                            $439,478               $443,670
                                        ========               ========
Deferred revenue                        $ 53,447               $ 72,757
                                        ========               ========

Debt                                    $126,415               $118,501
                                        ========               ========

Shareholders' equity                    $176,967               $131,088
                                        ========               ========